8 Knots Management, LLC SC 13G

CUSIP No. 70805E109	13G	Page 11 of 11

EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the common stock of The Pennant Group, Inc., dated as of February 14, 2024 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

February 14, 2024
Date

8 Knots Management, LLC

By:	/s/ Scott Green
Scott Green, Managing Member

8 Knots Fund, LP

By: 8 Knots GP, LP, its general partner

By:	/s/ Scott Green
Scott Green, President

8 Knots GP, LP

By:	/s/ Scott Green
Scott Green, President

Scott Green

By:	/s/ Scott Green
Scott Green